EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-144870, 333-176733, 333-183882 and 333-205836) and Form S-3 (File No. 333-200422) of Lakeland Industries, Inc. of our report dated April 18, 2016, relating to our audit of the financial statements of Lakeland (Beijing) Safety Products Co., Ltd., which report appears in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2016.

/s/ Shanghai Mazars Certified Public Accountants
Shanghai Mazars Certified Public Accountants
Shanghai, China
March 10, 2017